UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 28, 2010

(Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055

_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

 (208) 664-4859

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On Friday, May 28, 2010, Timberline Resources Corporation (the “Company”) held a Special Meeting of Stockholders to obtain approval for (i) the Company’s acquisition of Staccato Gold Resources Ltd. (the “Staccato Acquisition”), (ii) an amendment to the Company’s Amended 2005 Equity Incentive Plan (the “Plan”) to increase in the number of shares of common stock authorized for issuance under the Plan (the “Award Increase”), and (iii) the renewal of the Plan.  The matters acted upon at the Special meeting are described in more detail in the Company’s proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on May 3, 2010, pursuant to which proxies were solicited.  The following are the final voting tallies for the Special Meeting:

Proposal #1 – Approval of the Staccato Acquisition	For	Against	Abstain
	21,630,106	102,561	103,503
Proposal #2 – Approval of the Awards Increase	For	Against	Abstain
	18,582,291	1,298,144	1,955,095
Proposal #3 – Approval of the renewal of the Plan	For	Against	Abstain
	18,764,429	1,055,764	2,015,977

Item 7.01 Regulation FD Disclosure.

On June 1, 2010, the Company issued a press release entitled “Timberline Shareholders Approve Acquisition of Staccato Gold Resources”.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

Press Release of Timberline Resources Corporation dated June 1, 2010.*

* Furnished to, not filed with, the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: June 2, 2010	By:	/s/ Randal Hardy
Randal Hardy Chief Executive Officer, Chief Financial Officer and Director

 EXHIBIT INDEX

Exhibit No.

Description

99.1

Press Release of Timberline Resources Corporation dated June 1, 2010.*

* Furnished to, not filed with, the SEC pursuant to Item 7.01 above.